As filed with the Securities and Exchange Commission on December 15, 2016

Registration No. 333-214458

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 4

to

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THERAPIX BIOSCIENCES LTD.

(Exact name of registrant as specified in its charter)

State of Israel	2834	98-1281349
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Dr. Elran Haber	Zysman, Aharoni, Gayer and
Chief Executive Officer	Sullivan & Worcester LLP
5 Azrieli Center (Square Tower)	1633 Broadway
Tel-Aviv 6702501, Israel	New York, NY 10019
Tel: +972-3-6167055	Tel: 212.660.5000
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone
including area code, of registrant’s principal executive	number, including area code, of agent for service)
offices)

Copies to:

Oded Har-Even, Esq.	Yuval Horn, Adv.	Gary Emmanuel, Esq.	Shachar Hadar, Adv.
Howard E. Berkenblit, Esq.	Roy Ribon, Adv.	Joe Williams, Esq.	Gross, Kleinhendler, Hodak,
Shy S. Baranov, Esq.	Yasmin Zohar, Adv.	McDermott Will & Emery LLP	Halevy, Greenberg & Co.
Zysman, Aharoni, Gayer and	Horn & Co.	340 Madison Ave.	One Azrieli Center
Sullivan & Worcester LLP	Amot Investment Tower	New York, NY 10173	Tel Aviv 67021, Israel
1633 Broadway	2 Weizmann St.	Tel: 212.547.5400	Tel: +972-3-607-4444
New York, NY 10019	Tel-Aviv 6423902, Israel	Fax: 212.547.5444	Fax: +972-3-607-4470
Tel: 212.660. 5000	Tel: +972-3-637-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

This Amendment is filed solely to file Exhibits 5.1 and 5.2, and to reflect such filings in the Index to Exhibits. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7, or 9 of Part II of the Registration Statement.

Item 8.    Exhibits and Financial Statement Schedules

Exhibits:

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement by and among Therapix Biosciences Ltd. and the underwriters named therein.

3.1*	Articles of Association of Therapix Biosciences Ltd. (unofficial English translation from Hebrew original).

4.1*	Form of Amended and Restated Depositary Agreement (filed as Exhibit 1 to the Post-Effective Amendment No. 1 to Form F-6 (File No. 333-197509) filed on December 7, 2016, and incorporated herein by reference).

4.2*	Specimen American Depositary Receipt (included in Exhibit 4.1).

4.3*	Form of Representative’s Warrant (included in Exhibit 1.1).

4.4*	Form of Warrant Agent Agreement.

4.5*	Form of Warrant Certificate (included in Exhibit 4.4).

5.1	Opinion of Horn & Co. - Law Offices.

5.2	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.

10.1*^	License Agreement dated May 20, 2015, by and between the Company and Dekel Pharmaceuticals Ltd.

10.2*^	Research Funding and License Agreement dated January 31, 2016, by and between the Company and Ramot at Tel Aviv University Ltd.

10.3*^	Binding Term Sheet for Grant of License dated June 22, 2016, by and between the Company and Yissum Research Development Company of the Hebrew University of Jerusalem Ltd.

10.4*^	Term Sheet for License dated June 7, 2016 between the Company and Belvit Pharma LLC.

10.5*	Israeli Share Option Plan (2015).

10.6*	Israeli Share Option Plan (2005).

10.7*	Employment Agreement dated February 15, 2016, as amended on April 17, 2016, by and between the Company and Dr. Elran Haber.

10.8*	Consulting Agreement dated November 29, 2015, by and between the Company and Mr. Doron Ben-Ami.

10.9*	Financial Services Agreement dated November 2015, and addendum dated March 22, 2016, by and between the Company and Mr. Guy Goldin.

10.10*	Employment Agreement dated February 16, 2016, by and between the Company and Dr. Adi Zuloff-Shani.

10.11*	Consulting Agreement dated February 16, 2016, and addendum dated April 17, 2016, by and between the Company and Dr. Ascher Shmulewitz.

10.12*	Form of Indemnification Agreement.

10.13*	Form of Exculpation Agreement.

23.1*	Consent of Kost Forer Gabbay & Kasierer (a member of EY Global).

23.2	Consent of Horn & Co. Law Offices (included in Exhibit 5.1).

23.3	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in Exhibit 5.2).

24.1*	Power of Attorney (included on the signature page of the Registration Statement).

*	Previously filed.

^	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Company’s financial statements and related notes thereto.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to the registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel-Aviv, Israel on December 15, 2016.

THERAPIX BIOSCIENCES LTD.

By:	/s/ Elran Haber
Dr. Elran Haber
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elran Haber	Chief Executive Officer (Principal Executive Officer)	December 15, 2016
Dr. Elran Haber

*	Chief Financial Officer (Principal Financial and Accounting Officer)	December 15, 2016
Guy Goldin

*	Director, Chairman of the Board of Directors	December 15, 2016
Dr. Ascher Shmulewitz

*	Director	December 15, 2016
Abraham (Avi) Meizler

*	Director	December 15, 2016
Amit Berger

*	Director	December 15, 2016
Dr. Yafit Stark

*	Director	December 15, 2016
Micha Jesselson

*	Director	December 15, 2016
Zohar Heiblum

*	Director	December 15, 2016
Stephen M. Simes

* By:	/s/ Elran Haber
Dr. Elran Haber
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, the duly authorized representative in the United States of Therapix Biosciences Ltd., has signed this registration statement on December 15, 2016.

/s/ ZYSMAN, AHARONI, GAYER AND SULLIVAN & WORCESTER LLP
ZYSMAN, AHARONI, GAYER AND SULLIVAN & WORCESTER LLP